EXHIBIT 10.15

INCENTIVE STOCK OPTION AGREEMENT

THIS AGREEMENT, made this the 16th day of December, 1999, between VALLEY FINANCIAL CORPORATION, A Virginia corporation, (the “Company”), and James Randall Woodson an employee of the Company or its subsidiary, Valley Bank, (hereinafter called “Employee”);

WITNESSETH

THAT, WHEREAS, the Human Resources Committee of the Board of Directors of the Company has determined that the fair market value of the Company’s Common Stock, no par value (“Common Stock”), on this date is $17.50; and

WHEREAS, the Human Resources Committee has authorized the execution and delivery of this Agreement;

NOW, THEREFORE, in consideration of the premises, it is hereby agreed:

(1) INCENTIVE STOCK OPTION GRANTED. The Company hereby grants to the Employee the option to purchase 750 shares of the Common Stock of the company at a purchase price of $17.50 per share during the ten (10) year period beginning with the date of this agreement.

(2) EXERCISE OF OPTION. This INCENTIVE STOCK OPTION shall be exercisable by the Employee only when such option becomes vested in accordance with the vesting schedule attached as Exhibit A. This INCENTIVE STOCK OPTION is not exercisable during the first six months following its grant, except in the event of the death of the Employee.

Notwithstanding the language in the preceding paragraph, the aggregate fair market value (determined as of the date of this Agreement) of Common Stock exercisable for the first time by the Employee under this INCENTIVE STOCK OPTION during any calendar year is limited to $100,000. Accordingly, the option, subject to the requirements of the preceding paragraph, is first exercisable by the Employee as follows:

2000 - $2,625.00; 2001 - $2,625.00; 2002 - $2,625.00; 2003 - $2,625.00; 2004 - $2,625.00.

The Employee may exercise this INCENTIVE STOCK OPTION by giving written notice of exercise to the Company on a form or forms supplied by the Company, specifying the number of shares with regard to which this INCENTIVE STOCK OPTION is being exercised.

The exercise of this INCENTIVE STOCK OPTION and the issuance of Common Stock hereunder are expressly conditioned upon, and subject to, a registration statement covering such shares being filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933 and such registration statement being declared effective by order of the Commission and satisfaction of all state securities law requirements.

The Employee acknowledges receipt of a copy of the Plan dated January 19, 1995, and all amendments thereto, and Company’s Annual Report for the last fiscal year and any current Quarterly Report. The Employee hereby accepts this INCENTIVE STOCK OPTION subject to all terms and provisions of the Plan and agrees to accept as binding, conclusive and final all decisions and interpretations of the Human Resources Committee.

In the event the undersigned Employee is a member of Company’s Control Group, the undersigned shall, at and after the time that the Company’s Common Stock is registered under Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), be subject to the reporting requirements of Section 16(a) of the Exchange Act, as well as the short-swing profit limitations of Section 16(b) of the Exchange Act. The Employee acknowledges that the grant of this INCENTIVE STOCK OPTION will constitute a “purchase” or “acquisition” under Section 16(b) of the Exchange Act if (i) less than six months elapses between the date of this option grant and the date of the sale of the option stock, or (ii) upon exercise of this INCENTIVE STOCK OPTION, the exercise price is greater than the market price of the Common Stock acquired.

(3) TERMINATION OF OPTION. All rights to exercise this INCENTIVE STOCK OPTION shall terminate three (3) months after the Employee ceases to be an employee for any reason other than death or retirement, but in any event ten (10) years from the date of this Agreement. The employment relationship, however, will be treated as continuing intact while the Employee is on military or sick leave if the period of such leave does not exceed ninety (90) days, or, if longer, so long as the Employee’s right to reemployment is guaranteed either by statute or contract.

(4) TRANSFERABILITY OF OPTION. This INCENTIVE STOCK OPTION is not transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, and during the Employee’s lifetime is exercisable only by him or by his guardian or legal representative.

(5) OPTION RIGHTS IN EVENT OF DEATH OR RETIREMENT. In the event of the death of the Employee before the exercise or expiration of this INCENTIVE STOCK OPTION, such person or persons as shall be entitled by Employee’s will or the laws of descent and distribution to exercise it or, if there be no such person, then the executors or administrators of the estate of the deceased Employee, may exercise the option at any time within one (1) year following the Employee’s death, but only on the terms and conditions contained in the option and in any event prior to the expiration date of the option period. In any such case, payment shall be made in full at the time of the exercise.

(6) ADJUSTMENTS. Should the Company effect one or more stock dividends, stock split-ups, combinations, reclassifications, recapitalizations or the like, or be a party to any plan of merger, consolidation, recapitalization, reorganization, combination or exchange of shares, separation or liquidation, then the Employee shall be entitled to an adjustment in the terms of this INCENTIVE STOCK OPTION to the extent permitted by the applicable provisions of the Internal Revenue Code (relating to qualified stock options), in order to prevent the Employee’s rights under this Agreement from being materially adversely affected or impaired.

(7) PAYMENT FOR STOCK. Payment for shares purchased upon the exercise of this INCENTIVE STOCK OPTION in whole or in part shall be made in cash, except that if authorized by the Human Resources Committee in writing, the exercise price may also be paid by (i) the delivery of shares of Company Common Stock with a fair market value equal to the exercise price or (ii) a combination of cash and Company Common Stock equal to the exercise price.

Notification of the amount due and prior to, or concurrently with, the delivery of the Employee of a certificate representing any shares purchased pursuant to the exercise of this INCENTIVE STOCK OPTION, the Employee shall promptly pay to the Company any amount necessary to satisfy applicable federal, state or local tax requirements. Further, upon disposition of shares of Common Stock acquired pursuant to the exercise of this INCENTIVE STOCK OPTION, the Company shall require the payment of the amount of taxes, if any, which are required by law to be withheld or otherwise paid with regard to such disposition.

(8) OPTION HOLDER NOT STOCKHOLDER. The Employee or his legal representatives, as the case might be, shall not have any of the rights or privileges of a stock holder of the Company in respect of any of the shares issuable upon the exercise of this INCENTIVE STOCK OPTION unless and until certificates representing such shares shall have been issued and delivered.

(9) SURRENDER FOR STOCK APPRECIATION RIGHT. Any part or all of this INCENTIVE STOCK OPTION which has to be surrendered for exercise of a related Stock Appreciation Right shall no longer be exercisable to the extent the related Stock Appreciation Right has been exercised.

(10) EARLY DISPOSITION. If the Employee disposes of any share or shares acquired by the Employee within two years from the date of this Agreement or within one year following the transfer of such share or shares to the Employee by the Company, whichever is later, the Employee shall not be qualified for favorable tax treatment under the Internal Revenue Code and must include in his taxable income for the year of such disposition the difference between the fair market value of the share or shares disposed of at the time of this acquisition under this Agreement and the exercise price paid for such share or shares by the Employee at said time of acquisition. If the Employee makes an early disposition of any such share or shares in violation of the preceding sentence, the Employee shall promptly pay to the Company the amount of any federal, state, or local taxes, if any, which are required to be withheld or otherwise paid by the Employee with regard to such early disposition.

(11) GOVERNING LAW. This Agreement shall be governed by Virginia law and shall be binding upon the parties hereto, their heirs, successors and assigns.

VALLEY FINANCIAL CORPORATION

By:	/s/ Ellis L. Gutshall
President and CEO

/s/ J. Randall Woodson
J. Randall Woodson

EXHIBIT “A”

VESTING SCHEDULE

The INCENTIVE STOCK OPTION as granted hereunder shall vest in accordance with the following schedule:

Vesting Percentage	Date Upon Which Vesting Percentage Applies
20%	First year anniversary of the grant of the Incentive Stock Options hereunder (“Date of Grant”)
40%	Second year anniversary of date of grant
60%	Third year anniversary of date of grant
80%	Fourth year anniversary of date of grant
100%	Fifth year anniversary of date of grant